UNISYS CORPORATION

                             Securities

               UNDERWRITING AGREEMENT BASIC PROVISIONS


                             July, 1996

         1.   Introductory.  Unisys Corporation, a Delaware corporation
(the "Company"), proposes to issue and sell from time to time senior debt securities, subordinated debt securities, convertible subordinated debt securities (collectively, "Debt Securities"), preferred stock and common stock registered under the registration statement referred to in Section
2(a) ("Registered Securities"). If specified in a Terms Agreement referred to in Section 3, the Company proposes to grant to the underwriters an option to purchase up to that amount of Registered Securities specified in such Terms Agreement (herein called the Option Securities). The Debt Securities will be issued under indentures (as they may be amended or supplemented from time to time, the "Indentures"), more particularly described in a Terms Agreement, between the Company and the trustees named therein (the "Trustee(s)"), in one or more series, which series may vary as to interest rates, maturities, redemption provisions, selling prices and other terms, with all such terms for any particular series of the Debt Securities being determined at the time of sale. The preferred stock will be issued in one or more series, which series may vary as to voting rights, dividends, optional and mandatory redemption provisions, liquidation preference and conversion provisions and other terms, with all such terms for any particular series or issue of the preferred stock being determined at the time of issue. The Registered Securities will be sold pursuant to a Terms Agreement, for resale in accordance with terms of offering determined at the time of sale.

         The Registered Securities (together with the Option Securities) involved in any such offering are hereinafter referred to as the "Securities." The firm or firms which agree to purchase the Securities are hereinafter referred to as the "Underwriters" of such Securities, and the representative or representatives of the Underwriters, if any, specified in a Terms Agreement are hereinafter referred to as the "Representatives"; provided, however, that if the Terms Agreement does not specify any representative of the Underwriters, the term "Representatives," as used in this Agreement (other than in Sections 2(b), 5(c) and 6 and the second sentence of Section 3) shall mean the Underwriters.

         2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each Underwriter that:

         (a) A registration statement on Form S-3, including a form of prospectus, relating to the Registered Securities and more particularly described in the Terms Agreement relating to the Securities has been prepared by the Company and filed with, and has been declared effective by, the Securities and Exchange Commission ("Commission"). If any post-effective amendment to such registration statement has been filed with the Commission prior to the date of the applicable Terms Agreement, the most recent such amendment has been declared effective by the Commission. For purposes of this Agreement, "Effective Date" means the date as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission. Such registration statement, as amended at the Effective Date, including all material incorporated by reference therein and, if the date of the Terms Agreement is on or before the fifteenth business day after the Effective Date, including all information deemed to be a part thereof as of the Effective Date pursuant to paragraph (b) of Rule 430A under the Securities Act of 1933, as amended ("Act"), is hereinafter referred to as the "Registration Statement," and the form of prospectus relating to the Securities, as first filed pursuant to paragraph (1) or (4) of Rule 424(b) ("Rule 424(b)") under the Act or, if the date of the Terms Agreement is after the fifteenth business day after the Effective Date, pursuant to Rule 424(b)(2) or (5), as supplemented as contemplated by Section 3 to reflect the terms of the Securities and the terms of offering thereof, including all documents incorporated by reference therein, is hereinafter referred to as the "Prospectus."

         (b) On the Effective Date, such Registration Statement conformed in all respects to the requirements of the Act, the Trust Indenture
      Act of 1939, as amended ("Trust Indenture Act"), if applicable, and the rules and regulations of the Commission ("Rules and Regulations") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the date of the applicable Terms Agreement, and at the time of filing of the Prospectus pursuant to Rule 424(b)(1) and (4), the Registration Statement and the Prospectus will conform in all respects to the requirements of the Act, the Trust Indenture Act, if applicable, and the Rules and Regulations, and neither of such documents will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that the foregoing does not apply to statements in or omissions from any of such documents based upon written information furnished to the Company by or on behalf of any Underwriter through the Representatives, if any, specifically for use therein.

         (c) (i) The Indenture, if any, described in the Terms Agreement has been duly authorized and, when executed by the proper officers of the Company and delivered (assuming due execution and delivery thereof by the Trustee), will constitute the valid and legally binding instrument of the Company. The Debt Securities, if any, described in the Terms Agreement have been duly and validly authorized and will be, when validly executed, authenticated and delivered in accordance with the terms of the Indenture, issued and outstanding obligations of the Company entitled to the benefits of the Indenture. (ii) If any Securities to be issued are convertible, the shares of common stock issuable upon conversion are duly and validly authorized; have been duly reserved for issuance upon conversion of the Securities; when issued upon the conversion of the Securities, will be duly and validly issued, fully paid and non-assessable. (iii) The common stock and preferred stock, if any, described in the Terms Agreement have been duly and validly authorized and when issued will be fully paid and non-assessable. (iv) No further approval or authority of the stockholders or the Board of Directors of the Company will be required for the issuance and sale of the Securities as contemplated herein or the issuance of the shares of common stock upon conversion of the Securities. (v) The Securities conform to the description thereof in the Prospectus.

         3. Purchase and Offering of Securities. The obligation of the Underwriters to purchase the Securities will be evidenced by an exchange of a telegram, telex or other written communications ("Terms Agreement") at each time the Company determines to sell the Securities. Each Terms Agreement will be in the form of Annex II (A) or (B) attached hereto and will incorporate by reference the provisions of this Agreement, except as otherwise provided therein, and will specify the firm or firms which will be Underwriters, the names of any Representatives, the amount to be purchased by each Underwriter, the purchase price to be paid by the Underwriters and certain terms of the Securities and whether any of the Securities may be sold to institutional investors pursuant to Delayed Delivery Contracts (as defined below). The Terms Agreement will also specify the time and date of delivery and payment (such time and date, or such other time not later than seven full business days thereafter as the Representatives and the Company agree as the time for payment and delivery, being herein and in the Terms Agreement referred to as the "Closing Date"), the place of delivery and payment and any details of the terms of public offering that should be reflected in the prospectus supplement relating to the offering of the Securities. The obligations of the Underwriters to purchase the Securities will be several and not joint. It is understood that the Underwriters propose to offer the Securities for sale as set forth in the Prospectus. The Debt Securities delivered to the Underwriters on the Closing Date will be in definitive fully registered form, in such denominations and registered in such names as the Underwriters may request.

               If specified in a Terms Agreement, on the basis of the representations, warranties and covenants herein contained, and subject to the terms and conditions herein set forth, the Company grants an option to the several Underwriters to purchase, severally and not jointly, up to that amount of the Option Securities, as shall be specified in the Terms Agreement, from the Company at the same price as the Underwriters shall pay for the Securities. Said option may be exercised only to cover over-allotments in the sale of the Securities by the Underwriters and may be exercised in whole or in part at any time (but not more than once) on or before the thirtieth day after the date of the Terms Agreement upon written or telegraphic notice by you to the Company setting forth the amount of the Option Securities as to which the several Underwriters are exercising the option. The amount of Option Securities to be purchased by each Underwriter shall be the same percentage of the total amount of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Securities, as adjusted by you in such manner as you deem advisable to avoid fractional shares/units.

              If the Terms Agreement provides for sales of Securities pursuant to delayed delivery contracts, the Company authorizes the Underwriters to solicit offers to purchase Securities pursuant to delayed delivery contracts substantially in the form of Annex I attached hereto ("Delayed Delivery Contract") with such changes therein as the Company may authorize or approve. Delayed Delivery Contracts are only to be with institutional investors, including commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. On the Closing Date the Company will pay, as compensation, to the Representatives for the accounts of the Underwriters, the fee set forth in such Terms Agreement in respect of the amount of Securities to be sold pursuant to Delayed Delivery Contracts ("Contract Securities"). The Underwriters will not have any responsibility in respect of the validity or the performance of Delayed Delivery Contracts. If the Company executes and delivers Delayed Delivery Contracts, the Contract Securities will be deducted from the Securities to be purchased by the several Underwriters and the aggregate amount of Securities to be purchased by each Underwriter will be reduced pro rata in proportion to the amount of Securities set forth opposite each Underwriter's name in such Terms Agreement, except to the extent that the Representatives determine that such reduction shall be otherwise than pro rata and so advise the Company. The Company will advise the Representatives not later than the business day prior to the Closing Date of the amount of Contract Securities.

         4. Certain Agreements of the Company. The Company agrees with the several Underwriters that it will furnish to Simpson Thacher & Bartlett, counsel for the Underwriters, one signed copy of the registration statement relating to the Registered Securities, including all exhibits, in the form it became effective and of all amendments thereto and that, in connection with each offering of Securities:

         (a) The Company will file the Prospectus with the Commission (i) pursuant to Rule 424(b)(1) (or, if applicable and if consented to by the Representatives, pursuant to Rule 424(b)(4)) not later than the Commissions' close of business on the earlier of (A) the second business day following the date of the Terms Agreement or (B) the fifteenth business day after the Effective Date, or (ii) if the date of the Terms Agreement is after the fifteenth business day after the Effective Date, pursuant to Rule 424(b)(2) (or, if applicable and if consented to by the Representatives, pursuant to Rule 424(b)(5)) not later than the second business day following the date of a Terms Agreement; the Company will advise you promptly of any such filing pursuant to Rule 424(b); the Company will advise the Representatives promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and will afford the Representatives a reasonable opportunity to comment on any such proposed amendment or supplement; and the Company will also advise the Representatives promptly of the filing and effectiveness of any such amendment or supplement and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or of any part thereof and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

         (b) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs in the reasonable judgment of the Underwriters or the Company as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company promptly will prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.

         (c) As soon as practicable after the date of each Terms Agreement, but in no event later than twelve months after the later of (i) the effective date of the registration statement relating to the Registered Securities, (ii) the effective date of the most recent post-effective amendment to the Registration Statement to become effective prior to the date of such Terms Agreement and (iii) the date of the Company's most recent Annual Report on Form 10-K filed with the Commission prior to the date of such Terms Agreement, the Company will make generally available to its security holders an earning statement which will satisfy the provisions of Section 11(a) of the Act.

         (d) The Company will furnish to the Representatives copies of the Registration Statement, including all exhibits, any related preliminary prospectus, any related preliminary prospectus supplement, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as are reasonably requested.

         (e) The Company will arrange for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives designate and will continue such qualifications in effect so long as required for the distribution.

         (f) During the period, if any, specified in the Terms Agreement after the date of such Terms Agreement or for such shorter period as the Securities remain outstanding, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, if any, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representatives (i) as soon as available, a copy of each report or definitive proxy statement of the Company filed with the Commission under the Securities Exchange Act of 1934, as amended ("Exchange Act") or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as the Representatives may reasonably request.

         (g) The Company will pay the costs incident to the authorization, issuance, sale and delivery of the Securities to be sold by the Company to the Underwriters and any taxes payable in that connection; the costs incident to the preparation, printing and filing under the Act of the Registration Statement and any amendments and exhibits thereto; the costs incident to the preparation, printing and filing of any document and any amendments and exhibits thereto required to be filed by the Company under the Exchange Act; the cost of distributing the Registration Statement to the Underwriters as originally filed and each amendment thereto, each post-effective amendment thereof (including exhibits), any preliminary prospectus, the Prospectus and any amendment or supplement to the Prospectus and any documents incorporated by reference in any of the foregoing documents as provided in this Agreement; the costs of filing with the National Association of Securities Dealers, Inc., if necessary; the fees and expenses of qualifying the Securities under the securities laws of the several jurisdictions as provided in this subsection and of preparing and printing a Blue Sky memorandum and a memorandum concerning the legality of the Securities as an investment (including fees of counsel to the Underwriters in connection therewith); the costs of printing and issuance of certificates; any transfer agent's fees; the costs of preparation, printing and filing of any Indenture and any Trustees' fees and expenses; and all other costs and expenses incident to the performance of the obligations of the Company under this Agreement provided that, except as provided in this subsection and Section 8, the Underwriters shall pay their own costs and expenses, including the fees and expenses of their counsel, any transfer taxes on the Securities which they may sell, the expenses of advertising any offering of the Securities made by the Underwriters and the cost of printing any Agreement among Underwriters, and provided, further, that after nine months from the date of the Terms Agreement, the Underwriters shall pay the costs of printing any additional Registration Statements or Prospectuses, or any amendments or supplements thereto, required for their own use.

         (h) Without the prior consent of the Representatives, the Company will not, (A) in the event of an offering of common stock, preferred stock or convertible debt securities, offer, sell, contract to sell or otherwise dispose of any shares of common stock or any securities convertible into or exchangeable or exercisable for or any rights to purchase or acquire common stock for that period specified in the Terms Agreement, other than shares of common stock or options to purchase common stock granted under the Company's employee benefit plans and, (B) for a period beginning at the time of execution of the Terms Agreement and ending on the Closing Date, in the event of an offering of Debt Securities, will not offer, sell, contract to sell or otherwise dispose of any debt securities of the Company with maturities longer than one year, other than (i) the Debt Securities to the Underwriters or the Contract Securities; (ii) borrowings in the ordinary course of business; and (iii) other borrowings in an aggregate principal amount not to exceed $100 million.

         5. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Securities will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

         (a) On or prior to the Closing Date, the Representatives shall have received a letter, dated the date of delivery thereof and any later date on which Option Securities are purchased if specified in a Terms Agreement, of Ernst & Young LLP, or such other independent accountants acceptable to the Representatives, addressed to the Underwriters and the Board of Directors of the Company, confirming that they are independent accountants within the meaning of the Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and covering such other matters as the Representatives shall request. Such letter shall be in form and substance satisfactory to the Representatives.

         (b) The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 4(a) of this Agreement; no stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, shall be contemplated by the Commission.

         (c) Subsequent to the execution of the Terms Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Company or its subsidiaries which, in the judgment of a majority in interest of the Underwriters, including any Representatives, materially impairs the investment quality of the Securities or the Registered Securities; (ii) any downgrading in the rating of the Company's debt securities by any of Duff & Phelps, Standard & Poor's Corporation or Moody's Investors Services, Inc.;
      (iii) any suspension of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by Federal or New York authorities; or
      (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters, including any Representatives, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impracticable or inadvisable to proceed with completion of the sale of and payment for the Securities.

         (d) The Representatives shall have received an opinion, dated the Closing Date, of the General Counsel of the Company, or such other counsel for the Company acceptable to the Representatives and if Option Securities are purchased at any date after the Closing Date as specified in a Terms Agreement, additional opinions from each such counsel, addressed to the Underwriters and dated such later date, confirming that the statements expressed as of the Closing Date in such opinions remain valid as of such later date, to the effect that:

               (i) The Company and each of its significant subsidiaries (as defined in Rule 405 under the Act) have been duly incorporated and are validly existing and in good standing under the laws of their respective jurisdictions of incorporation, are duly qualified to do business and in good standing as foreign corporations in all jurisdictions in which their respective ownership of property or the conduct of their respective businesses requires such qualification (except where the failure to so qualify could not have a material adverse effect upon the Company or the Company and its subsidiaries taken as a whole), and have all power and authority necessary to own their respective properties and conduct the businesses in which they are engaged as described in the Prospectus. Except as may be disclosed in the Registration Statement, to the knowledge of such counsel, the Company owns the shares of capital stock of its significant subsidiaries directly, or indirectly through wholly-owned subsidiaries, free and clear of any lien, pledge or encumbrance or any claim of any third party;

                 (ii) The Indenture, if any, described in the Terms Agreement has been duly authorized, executed and delivered by the Company and has been duly qualified under the Trust Indenture Act; the Debt Securities, if any, described in the Terms Agreement have been duly authorized; the Debt Securities other than any Contract Securities have been duly executed, authenticated, issued and delivered; such Indenture and the Debt Securities other than any Contract Securities constitute, and any Contract Securities, when executed, authenticated, issued and delivered in the manner provided in the Indenture and sold pursuant to Delayed Delivery Contracts, will constitute, valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equity principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing;

               (iii) If any Securities to be issued are convertible, the shares of common stock into which the Securities will be initially convertible are duly and validly authorized; have been duly reserved for issuance upon conversion of the Securities; and when issued upon the conversion of the Securities, will be duly and validly issued, fully paid and non-assessable;

               (iv) The common stock and preferred stock, if any, described in the Terms Agreement have been duly and validly authorized and issued and are fully paid and non-assessable;

               (v) The Securities other than any Contract Securities conform, and any Contract Securities, when so issued and delivered and sold, will conform, in all material respects to the description thereof contained in the Prospectus;

               (vi) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by the Terms Agreement (including the provisions of this Agreement) in connection with the issuance or sale of the Securities by the Company, except such as have been obtained and made under the Act and the Trust Indenture Act, if applicable, and such as may be required under state securities laws;

               (vii) The execution, delivery and performance of the Indenture, if any, described in the Terms Agreement, the Terms Agreement (including the provisions of this Agreement) and any Delayed Delivery Contracts and the issuance and sale of the Securities and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, rule, regulation or order known to such counsel of any governmental agency or body or any court having jurisdiction over the Company or any significant subsidiary or any of their properties or any material agreement or instrument known to such counsel to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or the charter or by-laws of the Company or any such subsidiary, and the Company has full power and authority to authorize, issue and sell the Securities as contemplated by the Terms Agreement (including the provisions of this Agreement);

               (viii) The Registration Statement has become effective under the Act as of the date specified in such opinion, the Prospectus was filed with the Commission pursuant to Rule 424(b) on the date specified in such opinion, and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and the Registration Statement relating to the Registered

         Securities, as of its Effective Date, the Registration Statement and the Prospectus, as of the date of the Terms Agreement, any amendment or supplement thereto, as of its date, and the documents incorporated by reference therein, as of their respective filing dates, complied as to form in all material respects with the requirements of the Act, the Exchange Act, the Trust Indenture Act, if applicable, and the Rules and Regulations; such counsel has no reason to believe that such Registration Statement, as of its Effective Date, the Registration Statement or the Prospectus, as of the date of the Terms Agreement, or any such amendment or supplement, as of its date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading; any descriptions in the Registration Statement and Prospectus of statutes, legal and governmental proceedings and contracts and other documents are accurate and fairly present the information required to be shown; and such counsel does not know of any legal or governmental proceedings required to be described in the Prospectus which are not described as required or of any contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required; it being understood that such counsel need express no opinion as to the financial statements or other financial data contained in the Registration Statement or the Prospectus; and

               (ix) The Terms Agreement (including the provisions of this Agreement) and any Delayed Delivery Contracts have been duly authorized, executed and delivered by the Company.

         (e) The Representatives shall have received from Simpson Thacher & Bartlett, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the incorporation of the Company, the validity of the Securities, the Registration Statement, the Prospectus and other related matters as they may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

         (f) The Representatives shall have received a certificate, dated the Closing Date and on any later date on which Option Securities are purchased if specified in a Terms Agreement, of the Chairman of the Board, the Vice Chairman of the Board, the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, that no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission and that, subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change in the financial position or results of operation of the Company and its subsidiaries except as set forth in or contemplated by the Prospectus or as described in such certificate.

The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as they reasonably request.

         6. Indemnification and Contribution. (a) The Company will indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives, if any, specifically for use therein; and provided further, that as to any related preliminary prospectus or preliminary prospectus supplement this indemnity agreement shall not inure to the benefit of any Underwriter on account of any loss, claim, damage or liability (or action in respect thereof) arising from the sale of the Securities to any person by that Underwriter if that Underwriter failed to send or give a copy of the Prospectus, as the same may be amended or supplemented, to that person within the time required by the Act, and the untrue statement or alleged untrue statement of any material fact or omission or alleged omission to state any material fact in such preliminary prospectus or preliminary prospectus supplement was corrected in the Prospectus, unless such failure resulted from non-compliance by the Company with Section 4(d). For purposes of the second proviso to the immediately preceding sentence, the term Prospectus shall not be deemed to include the documents incorporated by reference therein, and no Underwriter shall be obligated to send or give any supplement or amendment to any document incorporated by reference in a preliminary prospectus, a preliminary prospectus supplement or the Prospectus to any person other than a person to whom such Underwriter has delivered such incorporated documents in response to a written request therefor.

         (b) Each Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Underwriter through the Representatives, if any, specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred.

         (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided that the Representatives shall have the right to employ one counsel to represent the Representatives and those other Underwriters who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Company under this Section if, in the reasonable judgement of outside counsel to the Underwriters, it is advisable for the Representatives and those other Underwriters to be represented by separate counsel because separate defenses are available to such Underwriters, and in that event the fees and expenses of such separate counsel shall be paid by the Company.

         (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause
(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in the clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters.
The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purposes) or by any other method of allocation which does not take into account the equitable considerations referred to herein.
The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection
(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

         (e) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

         7. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase securities under the Terms Agreement and the aggregate amount of the Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total amount of the Securities, the Representatives may make arrangements satisfactory to the Company for the purchase of such Securities by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments under this Agreement and the Terms Agreement, to purchase the Securities that such defaulting Underwriters agreed but fail to purchase. If any Underwriter or Underwriters so default and the aggregate amount of the Securities with respect to which such default or defaults occur exceeds 10% of the total amount of the Securities and arrangements satisfactory to the Representatives and the Company for the purchase of such Securities by other persons are not made within 36 hours after such default, such Terms Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 8. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default. The respective commitments of the several Underwriters for the purposes of this Section shall be determined without regard to reduction in the respective Underwriters' obligations to purchase the amounts of the Securities set forth opposite their names in the Terms Agreement as a result of Delayed Delivery Contracts entered into by the Company.

         The foregoing obligations and agreements set forth in this Section will not apply if the Terms Agreement specifies that such obligations and agreements will not apply.

         8. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person and will survive delivery of and payment for the Securities. If the obligations of the Underwriters with respect to any offering of Securities are terminated pursuant to Section 7 or if for any reason the purchase of the Securities by the Underwriters under a Terms Agreement is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 4 and the respective obligations of the Company and the Underwriters pursuant to Section 6 shall remain in effect. If for any reason the purchase of the Securities by the Underwriters is not consummated other than because of the termination of this Agreement pursuant to Section 7 or a failure to satisfy the conditions set forth in Section 5(c), the Company shall reimburse the Underwriters, severally, for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Securities.

         9. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered, telexed or telecopied and confirmed to them at their addresses furnished to the Company in writing for the purpose of communications hereunder or, if sent to the Company, will be mailed, delivered, telexed or telecopied and confirmed to it at Township Line and Union Meeting Roads, Blue Bell, Pennsylvania 19424, Attention:
Treasurer, with a copy to the Chief Financial Officer.

         10. Successors. This Agreement will inure to the benefit of and be binding upon the Company and such Underwriters as are identified in Terms Agreements and their respective successors and the officers and directors and controlling persons referred to in Section 6, and no other person will have any right or obligation hereunder.

         11. Certain Definitions. For purposes of this Agreement and the Terms Agreement, (a) "business day" means any day on which the New York Stock Exchange is open for trading and (b) "subsidiary" and "significant subsidiary" have the meanings set forth in Rule 405 of the Rules and Regulations.

         12. Applicable Law. This Agreement and the Terms Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

                                                                     ANNEX I


(Three copies of this Delayed Delivery Contract should be signed and returned to the address shown below so as to arrive not later than 9:00 A.M., New
York time, on                   , 19  *.)

                            DELAYED DELIVERY CONTRACT

                                                             [Insert date of
                                                             initial public
                                                             offering]

UNISYS CORPORATION
  c/o [Name and address
      of Underwriter[s]]

Gentlemen:

         The undersigned hereby agrees to purchase from UNISYS CORPORATION, a Delaware corporation ("Company"), and the Company agrees to sell to the undersigned, [If one delayed closing, insert---as of the date hereof, for delivery on __________________, 19__ ("Delivery Date"),]

                        [$] ___________________________

principal amount of the Company's [Insert title of securities] ("Securities"), offered by the Company's Prospectus dated ______________, 19__ and a Prospectus Supplement dated ______________, 19__, relating thereto, receipt of copies of which is hereby acknowledged, at __% of the principal amount thereof plus accrued interest from ______________, 19__, if any, and on the further terms and conditions set forth in this Delayed Delivery Contract ("Contract").

            [If two or more delayed closings, insert the following:

         The undersigned will purchase from the Company as of the date hereof, for delivery on the dates set forth below, Securities in the principal amounts set forth below:

Delivery Date                                   Principal Amount
_________________________                      [$]______________

_________________________                      [$]______________

*/ Insert date which is third full business day prior to Closing Date under the Terms Agreement.

Each of such delivery dates is hereinafter referred to as a Delivery
Date.]

         Payment for the Securities that the undersigned has agreed to purchase for delivery on---the--each--Delivery Date shall be made to the Company or its order by wire transfer of immediately available funds to a bank account designated by the Company upon delivery to the undersigned of the Securities to be purchased by the undersigned---for delivery on such Delivery Date--in definitive fully registered form and in such denominations and registered in such names as the undersigned may designate by written or telegraphic communication addressed to the Company not less than three full business days prior to--the---such--Delivery Date.

         It is expressly agreed that the provisions for delayed delivery and payment are for the sole convenience of the undersigned; that the purchase hereunder of Securities is to be regarded in all respects as a purchase as of the date of this Contract; that the obligation of the Company to make delivery of and accept payment for, and the obligation of the undersigned to take delivery of and make payment for, Securities on--the--each--Delivery Date shall be subject only to the conditions that (1) investment in the Securities shall not at--the--such--Delivery Date be prohibited under the laws of any jurisdiction in the United States to which the undersigned is subject and (2) the Company shall have sold to the Underwriters the total principal amount of the Securities less the principal amount thereof covered by this and other similar Contracts. The undersigned represents that its investment in the Securities is not, as of the date hereof, prohibited under the laws of any jurisdiction to which the undersigned is subject and which governs such investment.

         Promptly after completion of the sale to the Underwriters the Company will mail or deliver to the undersigned at its address set forth below, notice to such effect, accompanied by a copy of the opinion of counsel for the Company delivered to the Underwriters in connection therewith.

         This Contract will inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.

         It is understood that the acceptance of any such Contract is in the Company's sole discretion and, without limiting the foregoing, need not be on a first-come, first-served basis. If this Contract is acceptable to the Company, it is requested that the Company sign the form of acceptance below and mail or deliver one of the counterparts hereof to the undersigned at its address set forth below. This will become a binding contract between the Company and the undersigned when such counterpart is so mailed or delivered.

                                   Yours very truly,

                                   _____________________________
                                   (Name of purchaser)

                                   By __________________________

                                      __________________________
                                      (Title of Signatory)

                                      __________________________

                                      __________________________
                                      (Address of Purchaser)

Accepted, as of the above date,

UNISYS CORPORATION

By
  Name:
  Title:

                                                                  ANNEX II (A)

                            UNISYS CORPORATION
                               ("Company")

                             Debt Securities

                             TERMS AGREEMENT


                                                           ____________,19__

Unisys Corporation
Township Line and Union Meeting Roads
Blue Bell, Pennsylvania  19424
Attention:  Vice President and Treasurer

Dear Sirs:

         [On behalf of the several Underwriters named in Schedule A hereto and for their respective accounts, we] [We] offer to purchase, on and subject to the terms and conditions of the Underwriting Agreement Basic Provisions filed as an exhibit to the Company's registration statement on Form S-3 (No. 333-___) ("Underwriting Agreement"), the following securities ("Securities") to be issued under an indenture, dated ________, 19__, between the Company and _______________, as Trustee, on the following terms:

       Title:  [  %] [Floating Rate] [Senior] [Subordinated] [Notes]
[Debentures]
Due _____

       Principal Amount:  [$]

       Interest:  [  % per annum, from            , 19  , payable
semiannually on           and commencing              , 19  , to holders
of record on the preceding              or            , as the case may be.]

       Maturity:               , 19  .

       Optional Redemption:

       Sinking Fund:

       [Period Designated Pursuant to Section 4(f) of the Underwriting
Agreement: _____ years.]

       [Conversion Provisions]:

       [Other Terms]

       Delayed Delivery contracts:  [None.] [Delivery Date[s] shall be
        , 19  .  Underwriters' fee is   % of the principal amount of the
Contract Securities.]

       Purchase Price:   % of principal amount, plus accrued interest
[, if any,] from            , 19  .

       Expected Reoffering Price:   % of principal amount, subject to
change by the undersigned.

       Closing Date:                A.M. on            , 19  , at
                      in New York Federal (same-day) funds.

       [Name[s] and Address[es] of Representative[s]:]


The respective principal amounts of the Securities to be purchased by each of the Underwriters are set forth opposite their names in Schedule A hereto.

         [If appropriate, insert--It is understood that we may, with your consent, amend this offer to add additional Underwriters and reduce the aggregate principal amount to be purchased by the Underwriters listed in Schedule A hereto by the aggregate principal amount to be purchased by such additional Underwriters.]

         The provisions of the Underwriting Agreement are incorporated herein by reference [If appropriate, insert--, except that the obligations and agreements set forth in Section 7 ("Default of Underwriters") of the Underwriting Agreement shall not apply to the obligations of the Underwriters to purchase the above Securities].

         The Securities will be made available for checking and packaging at
the office of                 at least 24 hours prior to the Closing Date.

         [Please signify your acceptance of our offer by signing the enclosed response to us in the space provided and returning it to us.]

         [Please signify your acceptance of the aforegoing by return wire not
later than    P.M.    today.]

                                      Very truly yours,


                                      [Insert name(s) of Representatives
                                      or Underwriters] [On behalf of--
                                      themselves--itself---and as
                                      Representative[s] of the Several]
                                      [As] Underwriters[s]

                                      [By [Name of Representative]]

                                            By_______________________
                                              Name:
                                              Title:

                               SCHEDULE A

                                                       Principal
       Underwriter                                      Amount


















Total. . . . . . . . . . . . . . . . . . . . . .  [$]
                                                     =========

To:       [Insert name(s) of Representatives
          or Underwriters]
          As [Representative[s] of the Several]
             Underwriter[s],
             [c/o   [Name of Representative]]


         We accept the offer contained in your [letter] [wire], dated
          , 19   , relating to [$]________  principal amount of our [Insert title of Securities]. We also confirm that, to the best of our knowledge after reasonable investigation, the representations and warranties of the undersigned in the Underwriting Agreement filed as an exhibit to the
undersigned's registration statement on Form S-3 (No. 333-     )
("Underwriting Agreement") are true and correct, no stop order suspending the effectiveness of the Registration Statement (as defined in the Underwriting Agreement) or of any part thereof has been issued and no proceedings for that purpose have been instituted or, to the knowledge of the undersigned, are contemplated by the Securities and Exchange Commission and, subsequent to the respective dates of the most recent financial statements in the Prospectus (as defined in the Underwriting Agreement), there has been (or in the case of a form of prospectus filed pursuant to Rule 424(b)(1) or (4) there will be, as of the date of such prospectus) no material adverse change in the financial position or results of operations of the undersigned and its subsidiaries except as set forth in or contemplated by the Prospectus.


                                          Very truly yours,


                                          UNISYS CORPORATION


                                          By
                                            Name:
                                            Title:

                                                              ANNEX II (B)

                            UNISYS CORPORATION
                                ("Company")

                            Equity Securities

                             TERMS AGREEMENT


                                                                     ,19__

Unisys Corporation
Township Line and Union Meeting Roads
Blue Bell, Pennsylvania  19424
Attention:  Vice President and Treasurer

Dear Sirs:

         [On behalf of the several Underwriters named in Schedule A hereto and for their respective accounts, we] [We] offer to purchase, on and subject to the terms and conditions of the Underwriting Agreement Basic Provisions filed as an exhibit to the Company's registration statement on Form S-3 (No. 333-___) ("Underwriting Agreement"), the following securities ("Securities") on the following terms:

       Title:       [Common Stock] [Preferred Stock, Series ______]

       Number of Shares to be issued:       [       shares]

       [For Preferred Stock:

       Voting Rights:

       Preferred Stock Dividends:       [cash dividends of $  to $   per
share payable quarterly in arrears on _____ __, ______ __, _______ __ and _______ __.]

       Optional Redemption:

       Mandatory Redemption/Sinking Fund:

       Liquidation Preference:       [$    per share plus     ].

       Name of Exchange or Market:       [New York Stock Exchange] [NASDAQ
National Market System] [American Stock Exchange]

       [Period Designated Pursuant to Section 4(f) of the Underwriting
Agreement:     years.]

       [Period Designated Pursuant to Section 4(h) of the Underwriting
Agreement: ______ days.]

       [Conversion Provisions]:

       [Other Terms]

       Price to Public:       $         per share

       Underwriting Discounts and Commission:

       Proceeds to Company:

       Over-Allotment Option:

       Closing Date:                A.M. on            , 19  , at
                      in New York Federal (same-day) funds.

       Name of Transfer Agent and Registrar:

       [Name[s] and Address[es] of Representative[s]:]]

       [For Common Stock:

       Name of Exchange or Market:       [New York Stock Exchange] [NASDAQ
National Market System] [American Stock Exchange]

       [Period Designated Pursuant to Section 4(f) of the Underwriting
Agreement:     years.]

       [Period Designated Pursuant to Section 4(h) of the Underwriting
Agreement: ______ days.]

       [Other Terms]

       Price to Public:       $         per share

       Underwriting Discounts and Commission:

       Proceeds to Company:

       Over-Allotment Option:

       Closing Date:                A.M. on            , 19  , at
                      in New York Federal (same-day) funds.

       Name of Transfer Agent and Registrar:

       [Name[s] and Address[es] of Representative[s]:]]

The respective shares of the Securities to be purchased by each of the Underwriters are set forth opposite their names in Schedule A hereto.

         [If appropriate, insert--It is understood that we may, with your consent, amend this offer to add additional Underwriters and reduce the number of shares to be purchased by the Underwriters listed in Schedule A hereto by the number of shares to be purchased by such additional
Underwriters.]

         The provisions of the Underwriting Agreement are incorporated herein by reference [If appropriate, insert--, except that the obligations and agreements set forth in Section 7 ("Default of Underwriters") of the Underwriting Agreement shall not apply to the obligations of the Underwriters to purchase the above Securities].

         The Securities will be made available for checking and packaging at the office of at least 24 hours prior to the Closing
Date.

         [Please signify your acceptance of our offer by signing the enclosed response to us in the space provided and returning it to us.]

         [Please signify your acceptance of the aforegoing by return
wire not later than    P.M.    today.]

                                        Very truly yours,


                                        [Insert name(s) of Representatives
                                        or Underwriters] [On behalf of--
                                        themselves--itself---and as
                                        Representative[s] of the Several]
                                        [As] Underwriters[s]

                                        [By [Name of Representative]]



                                        By
                                          Name:
                                          Title:

                                SCHEDULE A

                                                      Number of
       Underwriter                                      Shares




















Total. . . . . . . . . . . . . . . . . . . . . .
                                                      =========

To:       [Insert name(s) of Representatives
               or Underwriters]
               As [Representative[s] of the Several]
                  Underwriter[s],
                 [c/o   [Name of Representative]]


         We accept the offer contained in your [letter] [wire], dated
       , 19   , relating to _______________ shares of our [Insert title of
Securities] (the "Terms Agreement"). We also confirm that, to the best of our knowledge after reasonable investigation, the representations and warranties of the undersigned in the Underwriting Agreement Basic Provisions filed as an exhibit to the undersigned's registration statement on Form S-3 (No. 333-____) (together with the Terms Agreement, the "Underwriting Agreement") are true and correct, no stop order suspending the effectiveness of the Registration Statement (as defined in the Underwriting Agreement) or of any part thereof has been issued and no proceedings for that purpose have been instituted or, to the knowledge of the undersigned, are contemplated by the Securities and Exchange Commission and, subsequent to the respective dates of the most recent financial statements in the Prospectus (as defined in the Underwriting Agreement), there has been (or in the case of a form of prospectus filed pursuant to Rule 424(b)(1) or (4) there will be, as of the date of such prospectus) no material adverse change in the financial position or results of operations of the undersigned and its subsidiaries except as set forth in or contemplated by the Prospectus.


                                          Very truly yours,


                                          UNISYS CORPORATION


                                          By
                                             Name:
                                             Title: